NOTICE PURSUANT TO SCHEDULE C OF PARTICIPATION AGREEMENT


To:  	General Counsel c/o
	Linda Lai (Llai@frk.com) or Kevin Kirchoff (kkircho@frk.com)
	Fax: 650 525-7059
	Franklin Templeton Investments
	1 Franklin Parkway,
	Bldg. 920, 2nd Floor
	San Mateo, CA  94402

With respect to the following agreement(s) (collectively, the "Agreement")
(Please reproduce and complete table for multiple agreements):
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Date of Participation Agreement:	November 1, 2012
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Insurance Company(ies):			First Symetra National Life Insurance
					Company of New York
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Insurance Company Distributor(s):	Symetra Securities, Inc.
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As provided by Schedule C of the Agreement, this Notice proposes to Franklin
Templeton Variable Insurance Products Trust, and Franklin/Templeton
Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule C:
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Names and Classes of Shares of Additional Portfolios	Offering Date(s)
Listing of current classes for your reference:
	Class 1 (no 12b-1 fee);
	Class 2 (12b-1 fee of 25 bps); or
	Class 4 (12b-1 fee of 35 bps).
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Franklin Income Securities Class I			February 1, 2013
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Name and title of authorized person of insurance company: Jacqueline Veneziani
Vice President and Associate General Counsel
Contact Information: Jacquie Veneziani (Jacquie.veneziani@symetra.com); with copy to Kathryn Jurus (Kathryn.jurus@symetra.com)
Fax: 425-256-6080
Symetra Life Insurance Company & Symetra Securities, Inc.
777 108th Ave NE, Suite 1200
Bellevue, W A 98004